GUARANTEE AND PLEDGE AGREEMENT

This Agreement is between the Thomas P. Raabe Trust as
Guarantor ("Trust") and Travis Industries, Inc., its successors and assignees as Borrower ("Travis") effective this 10th day of August, 1998.

WHEREAS,  the Trust has been requested to pledge to US
Bank, NA ("Bank"), on behalf of Travis, a Certificate of Deposit in the amount of $25,000 (the "CD") as collateral to guarantee the repayment of a secured line of credit issued to Travis by Bank.

WHEREAS, Travis desires to compensate the Trust and to provide security for the return of the $25,000 collateral to be advanced by the Trust; and

WHEREAS, the Parties hereto desire to set forth their agreement with respect to the foregoing in writing hereby.

NOW THEREFORE, IT IS AGREED:

1. The Thomas P. Raabe Trust agrees to advance the sum of $25,000 to Travis in the form of a pledge of a Certificate of Deposit in such amount to collateralize a secured line of credit to Travis granted by the Bank for a period of one (1) year from the date of the advance.

2. The Trust shall be entitled to all interest on the CD until it is either returned to the Trust, transferred to Travis by the Trust as provided herein, cancelled or surrendered to the Bank.

3. The Trust shall be paid Two Million Five Hundred
Thousand (2,500,000) shares of Travis common stock, as pre-paid interest on the advance, which shall be unrestricted shares under the private offering exemption provided by Rule 504 promulgated by the U.S. Securities and Exchange
Commission.

4. The CD shall be returned to the Trust or repaid in cash on or before one (1) year from the date of pledge to the Bank.
Travis' obligation to repay $25,000 to the Trust on default or maturity of this Agreement shall be on a full recourse basis to Travis and the Trust shall not be deemed to have made an election of remedies by exercise of any one or more enforcement or collection remedies provided herein, until the Trust shall have fully recovered its principal, interest, collection costs and reasonable attorneys fees for collection on any default.

5. Travis agrees to pledge the following security for the return of the CD or repayment of the $25,000 principal amount thereof:

a) Two Million Five Hundred Thousand (2,500,000) shares of common stock of Travis which can be sold by the Trust at maturity of this Agreement in lieu of cash repayment or, upon default, put to Travis for cash repayment, or withheld by the Trust pending exhaustion of other available remedies, to ensure payment in full, all at the sole option of the Trust; and

b) a secured position in assets of the company including cash, accounts, accounts receivable, furniture, fixtures and equipment, trademarks and trade names, and intangible assets now owned or hereafter acquired and secured by the execution and filing of a security agreement and financing statement in the states of Colorado and Iowa and junior to existing security positions known and of record at the time of filing of such security agreement and financing statement.

6. At any time following the advance of the CD, the Trust may elect to transfer the CD to Travis and liquidate or hold the shares of Travis Common Stock in full payment and satisfaction of this Agreement. At such time, the security and collateral agreements provided for herein shall terminate. Travis shall be under a continuing obligation to ensure that the shares will be subject to resale without restriction under federal or state securities laws. In this connection, all securities issued to the Trust hereunder will be deemed fully paid and non-assessable, and fully vested as of the date issued. The securities will be issued in a transaction exempt from registration under the federal or state securities laws in a qualified transaction under Rule 504 and will, as such not be deemed to be restricted securities under Rule 144 of the federal securities laws. In the event that for any reason, such exemption from registration and from resale without registration is deemed inapplicable to the current transaction, the Trust's election to keep the shares under this paragraph may be revoked and the Trust shall be entitled to proceed against the other collateral or otherwise proceed against the Company for repayment. The Trust is granted conditional piggy-back registration rights with respect to the shares issued under this Agreement to demand that such shares be covered by any pending or effective registration statement filed by Travis subsequent to the date hereof.

7. The Trust represents and warrants to Travis that in connection with his/its acquisition of the shares that (i) he/it is acquiring such securities for his/its own account, for investment purposes only and not with a view to the public resale or distribution thereof; (ii) he/it will not sell, transfer or otherwise dispose of the Shares except in transactions which are not in violation of the Act; and (iii) he/it is a sophisticated and an accredited investor as those terms are defined under Regulation D under the '33 Act.

8. All representations and warranties made herein shall survive the closing. This Agreement shall bind the parties, their heirs, legal representative and permitted assigns. The Trust may assign its right to receive all or a portion of the consideration being received or the rights being granted hereunder to any party in his/its sole discretion, however, Travis may not assign all or any portion of its rights or obligations under this Agreement without the express written consent of the Trust. Every representation herein shall be deemed repeated at the closing which shall occur on the date the CD is created and pledged on behalf of Travis or funds to purchase the CD are advanced by the Trust whichever is sooner. The parties shall execute such additional instruments as may from time to time be necessary to accomplish the objectives hereof. This
Agreement constitutes the entire agreement between the Parties and may not be modified or cancelled except in writing signed by the Seller and Purchaser.

9. By executing this Agreement on behalf of the respective party who is a corporate and/or trust entity, the individual so executing this Agreement on such party's behalf represents and warrants that he/she has been duly authorized to do so by the Trust's beneficiaries or Trustees and the corporation's board of directors, as the case may be, and that such signature is sufficient without more to bind such Trust or corporation. Either party shall be entitled to receive any further documentation validating such authority after the fact, but shall at all times be entitled to rely upon the agent's signature as evidence of authority from the principal.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Colorado. This Agreement may be executed at different times and places, in counterparts and shall be effective as of the date first above written.

IN WITNESS WHEREOF, the Parties have executed this Agreement, effective as of the date first above written.

TRAVIS INDUSTRIES, INC.:	THOMAS P. RAABE, TRUST:


By:                           By:

Fred Boethling, Director, 	Thomas P. Raabe, Trustee
Secretary/Treas.